Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated 6 August 1998, except for note 23 - differences between United Kingdom and United States Generally Accepted Accounting Principles as to which the date is 15 December 1998, with respect to the financial statements of Signature Industries Limited included in the Post-Effective Amendment No. 1 on Form S-1 to Registration Statements (Form S-3: Nos. 333-25431, 333-37713, 333-45139, 333-51067 and 333-64755) of Applied Cellular Technology, Inc.


                                                   Ernst & Young

/S/ Ernst & Young
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London, England
13 May, 1999